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                                                                Exhibit 99(c)(4)

                             CONTRIBUTION AGREEMENT

         CONTRIBUTION AGREEMENT (the "Agreement"), dated as of August 10, 1999, by and between John J. Ackerman ("Contributor"), and COMC, Inc., an Illinois corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, Seller owns an aggregate of 8,000,000 shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company;

         WHEREAS, Seller desires to contribute a portion of his shares of Common Stock on the terms set forth in this Agreement in consideration of the release of Seller from the lock-up with respect to a portion of the shares of Common Stock of the Company.

         NOW, THEREFORE, for good and valuable consideration, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Contribution of Shares. (a) On the basis of the representations and warranties herein contained, Contributor will contribute an aggregate of 3,651,948 shares of Common Stock (the "Shares") to the treasury of the Company at the Closing (as defined below) to be used by the Company to fund stock options and warrants granted by the Company to Christopher R. Smith, Gramercy National Partners LLC, William M. Burns and Charles E. Lincoln pursuant to option agreements, dated the date hereof, between the Company and each of them.

         2. Closing. The closing of the contribution of the Shares hereunder (the "Closing") shall take place upon execution of this Agreement and satisfaction of the terms and conditions set forth herein at the offices of Fulbright & Jaworski L.L.P. on the date hereof. The date of the Closing is referred to herein as the "Closing Date."

         3. Representations of Contributor. Contributor represents and warrants to the Company that:

                  (a) Contributor is the sole record and beneficial owner of 8,000,000 shares of the Common Stock of the Company, including the Shares, and is acting solely on his behalf and for his own account in contributing the Shares to the Company and has all requisite authority to transfer good and lawful title in and to the Shares to the Company free of any security interests, liens, encumbrances, equities, claims or other defects. This representation shall be subject to the Spousal Consent of Contributor's wife to this Contribution, attached hereto as Exhibit I, and the consent of the Board of Directors of the Company; and

                  (b) Contributor has good and marketable title to the Shares, and there are no options, warrants, calls, commitments or agreements of any type to which Contributor is a party or

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by which Contributor may be bound under which any person or entity has a right to purchase or acquire, own or maintain any rights in, of or to any of the Shares.

         4. Representations of the Company. The Company represents and warrants to Contributor that the Shares shall be used by the Company only to fund stock options and warrants, a form of which is attached hereto as Exhibit II, granted by the Company to Christopher R. Smith, Gramercy National Partners LLC, William
M. Burns and Charles E. Lincoln pursuant to option agreements, dated the date hereof, between the Company and each of them.

         5. Conditions. The contribution of the Shares will be subject to (i) the Company's receipt of the Shares, (ii) the Company's designating the Shares as treasury shares to fund options and warrants granted by the Company to Christopher R. Smith, Gramercy National Partners LLC, William M. Burns and Charles E. Lincoln pursuant to option agreements, dated the date hereof, between the Company and each of them (iii) the receipt by Contributor of an executed the Spousal in the from of Exhibit A, and (iv) the execution and delivery of the Stock Purchase Agreements (the Stock Purchase Agreements), dated August 10, 1999, the Registration Rights Agreement, dated August 10, 1999, among the Company, the Contributor and the investors who are parties to the Stock Purchase Agreements, and the Stockholders Agreement, dated August 10, 1999, among the Company, Contributor and other stockholders of the Company.

         6. Miscellaneous.

                  (a) This agreement may be executed in counterparts, each of which shall be deemed an original, and taken together shall constitute one in the same.

                  (b) This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above mentioned.




                                                 /s/ John J. Ackerman
                                                 -------------------------------
                                                 John J. Ackerman


                                                 COMC, INC.


                                                 By: /s/ John J. Ackerman
                                                    ----------------------------
                                                    Name: John J. Ackerman
                                                    Title: CEO